                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED SEPTEMBER 30

                                                                                   1999            1998
                                                                                   ----            ----
Income (loss) from continuing operations                                       $   731,495       ($206,233)
Loss from operations of discontinued JIMS                                         (219,962)       (655,213)
Gain on disposal of JIMS                                                             7,916               0
                                                                               -----------      ----------
Net Income (Loss)                                                              $   519,449       ($861,446)
                                                                               ===========     ===========
Basic:*
    Weighted Average Shares Outstanding                                         13,944,373      13,491,302
                                                                               ===========     ===========
    Basic income (loss) per share from continuing operations                        $ 0.05          ($0.02)
    Basic loss per share from discontinued operations                               ($0.01)         ($0.04)
    Basic loss per share from disposal of JIMS                                 $      0.00           $0.00
                                                                               -----------      ----------
    Basic income (loss) per share                                              $      0.04          ($0.06)
                                                                               ===========      ==========
Diluted:*
    Weighted Average Shares Outstanding                                         13,948,257      13,491,302
                                                                                ==========     ===========
    Diluted income (loss) per share from continuing operations                 $      0.05          ($0.02)
    Diluted loss per share from discontinued operations                             ($0.01)         ($0.04)
    Diluted loss per share from disposal of JIMS                               $      0.00     $      0.00
                                                                               -----------     -----------
    Diluted income (loss) per share                                            $      0.04          ($0.06)
                                                                               ===========     ===========

(1) Options on 1,447,550 shares and 1,483,050 shares in 1999 and 1998, respectively, not included in computing diluted earnings per share because their effects are anti-dilutive.
(2) In 1998 weighted average diluted effect of options to purchase 7,800 shares are not included in weighted average shares outstanding because the loss from continuing operations would cause this to be anti-dilutive.
(2) In 1999 weighted average diluted effect of options to purchase 3,884 shares is included in diluted weighted average shares outstanding.
(3) Excludes 40,000 shares of Treasury Stock from its date of purchase on February 28, 1998. * Earnings per share amounts are rounded.

                        COMPUTATION OF EARNINGS PER SHARE
                         NINE MONTHS ENDED SEPTEMBER 30

                                                                                   1999           1998
                                                                                   ----           ----
Income from continuing operations                                              $ 1,754,958     $ 1,186,044
Loss from operations of discontinued JIMS                                       (2,140,002)     (1,174,841)
Loss on disposal of JIMS                                                        (6,275,056)              0
                                                                               -----------     -----------
Net Income (Loss)                                                              ($6,660,100)       $ 11,203
                                                                               ===========     ===========
Basic: *
    Weighted Average Shares Outstanding                                         13,699,304      13,536,116
                                                                               ===========     ===========
    Basic income per share from continuing operations                          $      0.13     $      0.09
    Basic loss per share from discontinued operations                               ($0.16)         ($0.09)
    Basic loss per share from disposal of JIMS                                      ($0.46)    $      0.00
                                                                               -----------     -----------
    Basic income (loss) per share                                                   ($0.49)    $      0.00
                                                                               ===========     ===========
Diluted: *
    Weighted Average Shares Outstanding                                         13,715,220      13,552,783
                                                                               ===========     ===========
    Diluted income per share from continuing operations                        $      0.13     $      0.09
    Diluted loss per share from discontinued operations                             ($0.16)         ($0.09)
    Diluted loss per share from disposal of JIMS                                    ($0.46)    $      0.00
                                                                               -----------     -----------
    Diluted income (loss) per share                                                 ($0.49)    $      0.00
                                                                               ===========     ===========

(1) Options on 1,447,550 shares and 1,483,050 shares in 1999 and 1998, respectively, not included in computing diluted earnings per share because their effects are anti-dilutive.
(2) In 1998 basic and diluted weighted average shares outstanding includes 92,518 contingently issuable shares based on earnout agreements.
(3) In 1999 and 1998 weighted average diluted effect of options to purchase 15,916 shares and 16,667 shares, respectively, are included in diluted weighted average shares outstanding.
(4) Excludes 40,000 shares of Treasury Stock from its date of purchase on February 28, 1998. * Earnings per share amounts are rounded.

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